Exhibit 99.2

Pledge and Security Agreement, dated as of February 27, 2009 (this "Pledge Agreement"), by and between PhotoMedex, Inc., a Delaware corporation (the "Grantor"), and Perseus Partners VII, L.P., a Delaware limited partnership (the "Secured Party" or, in its capacity as collateral agent on behalf of the Secured Party, the “Collateral Agent”).

Introduction

The Grantor and the Secured Party have entered into a Securities Purchase Agreement dated as of August 4, 2008 (as amended by Amendment No. 1 thereto, dated as of February 27, 2009, and as the same may be further amended, modified or supplemented from time to time, the “Purchase Agreement”) pursuant to which the Grantor agreed, among other things, to issue to the Secured Party secured convertible promissory notes (the “Convertible Notes”) having an aggregate principal amount of up to $25 million and providing for the payment of interest in kind in the form of additional secured convertible promissory notes (the “Additional Notes”, and together with the Convertible Notes, the “Notes”) in certain circumstances.

In consideration therefor, the Grantor has agreed to pledge, convey, assign and grant in favor of the Collateral Agent on behalf of the Secured Party, a perfected lien on and security interest in the Collateral (as defined herein), all pursuant to the terms of this Pledge Agreement in order to secure the due and punctual payment of (i) any current or future principal and interest (including, without limitation, interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes, when and as due, whether at maturity, by acceleration or otherwise, and (ii) all other monetary obligations, including but not limited to, fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding regardless of whether allowed or allowable in such proceeding), of the Grantor now or hereafter due under the Notes, the Purchase Agreement, this Pledge Agreement and any other Transaction Document (collectively, the “Obligations”).

NOW, THEREFORE, for and in consideration of the covenants and provisions set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

ARTICLE I
Definitions

Section 1.1           Definitions.

(a)           The following capitalized terms have the following meanings:

“Account Debtors” has the meaning set forth in Section 5.2(a)(vi).

 “Accounts” has the meaning set forth in Section 2.1(c).

 “Additional Notes” has the meaning set forth in the introduction section hereof.

“Code” has the meaning set forth in Section 2.1(a).

 “Collateral” has the meaning set forth in Section 2.1.

 “Collateral Agent” has the meaning set forth in the first line hereof.

  “Convertible Notes” has the meaning set forth in the introduction section hereof.

 “Copyright Collateral” means all Copyrights that arise primarily out of, or are primarily related to, the Skin Care Business or the PT Business, whether now owned or hereafter acquired by the Grantor.

“Copyrights” means, collectively, (i) all copyrights, copyright registrations and applications for copyright registrations, (ii) all renewals and extensions of all copyrights, copyright registrations and applications for copyright registration and (iii) all rights, now existing or hereafter coming into existence, (x) to all income, royalties, damages and other payments (including in respect of all past, present or future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (y) to sue for all past, present and future infringements with respect to any of the foregoing and (z) otherwise accruing under or pertaining to any of the foregoing throughout the world.

“Equity Rights” means, with respect to any person, any outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders’ or voting trust arrangements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such person.

“Financing Statements” has the meaning set forth in Section 2.2(a).

“Grantor” has the meaning set forth in the first line hereof.

 “Intellectual Property” means all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to the Grantor with respect to any of the foregoing, in each case whether now or hereafter owned or used, including all licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral listed; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all governmental approvals now held or hereafter obtained by the Grantor in respect of any of the foregoing; and (g) all causes of action, claims and warranties now owned or hereafter acquired by the Grantor in respect of any of the foregoing; in each case that arise primarily out of, or are primarily related to, the Skin Care Business or the PT Business.  It is understood that Intellectual Property shall include all of the foregoing owned or acquired by the Grantor on a worldwide basis.

“Inventory” has the meaning set forth Section 2.1(b).

“Notes” has the meaning set forth in the introduction section hereof.

  “Obligations” has the meaning set forth in the introduction section hereof.

 “Patent Collateral” means all Patents that arise primarily out of, or are primarily related to, the Skin Care Business or the PT Business, whether now owned or hereafter acquired by the Grantor.

“Patents” means, collectively, (i) all patents and patent applications, (ii) all reissues, divisions, continuations, renewals, extensions and continuations-in-part of all patents or patent applications and (iii) all rights, now existing or hereafter coming into existence, (x) to all income, royalties, damages, and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (y) to sue for all past, present and future infringements with respect to any of the foregoing and (z) otherwise accruing under or pertaining to any of the foregoing throughout the world, including all inventions and improvements described or discussed in all such patents and patent applications.

“Pledge Agreement” has the meaning set forth in the first line hereof.

 “Pledged Stock” has the meaning set forth in Section 2.1(e).

 “ProCyte” means ProCyte Corporation, a Washington corporation.

“ProCyte Assets” has the meaning set forth in Section 3.1(g).

 “PT Assets” has the meaning set forth in Section 3.1(h).

 “PT Business” means the (i) business of the Grantor as it is currently conducted through its subsidiaries PTL and PTI consisting of the development, marketing and sale of (A) non-laser light devices for the treatment for clinical and non-clinical dermatological conditions, including, but not limited to, the Omnilux, Lumiere, New-U and Clear-U systems (but excluding the Grantor’s VTRAC™ excimer lamp system which has not been part of the business of PTL or PTI), and (B) Tanology brand skin care products; and (ii) such other business as may be conducted from time to time by PTI, or PTL, or their respective successors or assigns.

“PTI” means Photo Therapeutics, Inc., a Delaware corporation.

“PTL” means Photo Therapeutics Limited, a company organized under the laws of England and Wales.

“Purchase Agreement” has the meaning set forth in the introduction section hereof.

“Secured Party” has the meaning set forth in the first line hereof.

 “Skin Care Business” means (i) the business of the Grantor and its subsidiaries consisting of the development, formulation, marketing and sale of skin and hair care products (other than any products that are within the scope of the PT Business) for the dermatology, plastic surgery, cosmetic surgery, wound care and spa markets and any other business historically described by the Grantor as a part of its ProCyte business unit; and (ii) such other business as may be conducted from time to time by ProCyte or its successors or assigns.

“Stock Collateral” has the meaning set forth in Section 2.1(e)(iii) hereof.

“Trademark Collateral” means all Trademarks that arise primarily out of, or are primarily related to, the Skin Care Business or the PT Business, whether now owned or hereafter acquired by the Grantor.  Notwithstanding the foregoing, the Trademark Collateral shall not include any Trademark which would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

“Trademarks” means, collectively, (a) all trade names, trademarks and service marks, logos, trademark and service mark registrations and applications for trademark and service mark registrations, (b) all renewals and extensions of any of the foregoing and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, together, in each case, with the product lines and goodwill of the business connected with the use of, or otherwise symbolized by, each such trade name, trademark and service mark.

(b)           Capitalized terms used in this Pledge Agreement and not defined herein shall have the meanings assigned thereto in the Purchase Agreement.

ARTICLE II
Security Interest

Section 2.1           Grant of Security Interest.  As security for the Obligations, the Grantor hereby conveys, assigns, pledges and grants a continuing and unconditional security interest to the Collateral Agent for itself and the Secured Party, its successors and assigns, in and to all of the following:

(a)           all equipment (including all “Equipment” as defined in Section 9-102(a)(33) of the Uniform Commercial Code as in effect from time to time in the State of New York (such code, together with any other successor or applicable adoption of the Uniform Commercial Code in any applicable jurisdiction, the “Code”)), machinery, vehicles, fixtures, improvements, supplies, office furniture, and fixed assets, all as now owned or hereafter acquired by the Grantor or in which the Grantor has or hereafter acquires any interest, in each case that arise primarily out of, or are primarily related to, the Skin Care Business or the PT Business and any items substituted therefor as replacements and any additions or accessions thereto;

(b)           all goods (including all “Goods” as defined in Section 9-102(a)(44) of the Code) and all inventory (including all “Inventory” as defined in Section 9-102(a)(48) of the Code) of the Grantor, now owned or hereafter acquired by the Grantor or in which the Grantor has or hereafter acquires any interest, in each case that arise primarily out of, or are primarily related to, the Skin Care Business or the PT Business, including but not limited to, raw materials, scrap Inventory, work in process, products, packaging materials, finished Goods, all documents of title, Chattel Paper and other instruments covering the same and all substitutions therefor and additions thereto (all of the property described in this clause (b) being hereinafter collectively referred to as “Inventory”);

(c)           all present and future accounts in which the Grantor has or hereafter acquires any interest (including all “Accounts” as defined in Section 9-102(a)(2) of the Code), contract rights (including all rights to receive payments and other rights under all Equipment and other leasing contracts) and rights to payment and rights or accounts receivable evidencing or representing indebtedness due or to become due the Grantor on account of Goods sold or leased or services rendered, claims, Instruments and other general intangibles (including tax refunds, royalties and all other rights to the payment of money of every nature and description), including but not limited to, any such right evidenced by Chattel Paper, and all liens, securities, guaranties, remedies, security interests and privileges pertaining thereto (all of the property described in this clause (c) being hereinafter collectively referred to as “Accounts”), in each case that arise primarily out of, or are primarily related to, the Skin Care Business or the PT Business;

(d)           all investment property now owned or hereafter acquired by the Grantor (including all “Investment Property” as defined in Section 9-102(a)(49) of the Code) that arises primarily out of, or is primarily related to, the Skin Care Business or the PT Business, including, without limitation, all securities (certificated and uncertificated), securities Accounts, securities entitlements, commodity contracts and commodity Accounts;

(e)           (i) (A) all of the shares of capital stock, membership units or other ownership interests of each of ProCyte and PTI, whether certificated or uncertificated, now owned or hereafter acquired by the Grantor, together with in each case any certificates representing the same, and (B) 65% of the shares of capital stock, membership units or other ownership interests of PTL, whether certificated or uncertificated, now owned or hereafter acquired by the Grantor, together with in each case the certificates representing the same (collectively, the “Pledged Stock”);

(ii) all shares, securities, moneys or property representing a dividend on, or a distribution or return of capital in respect of any of the Pledged Stock, resulting from a stock split, revision, reclassification or other like change of any of the Pledged Stock or otherwise received in exchange for any of the Pledged Stock and all Equity Rights issued to the holders of, or otherwise in respect of, any of the Pledged Stock; and

(iii) without affecting the obligations of the Grantor under any provision prohibiting such action under any Transaction Document, in the event of any consolidation or merger in which any issuer of any Pledged Stock is not the surviving Person, all shares, units or other interests held by the Grantor of each class of the capital stock, membership units or other ownership interests of the successor Person (unless such successor Person is the Grantor itself) formed by or resulting from such consolidation or merger (or, as to PTL, 65% of such resulting property) (collectively, and together with the property described in clauses (i) and (ii) above, the “Stock Collateral”);

(f)           all general intangibles now owned or hereafter acquired by the Grantor or in which the Grantor has or hereafter acquires any interest (including all “General Intangibles” as defined in Section 9-102(a)(42) of the Code), in each case that arise primarily out of, or are primarily related to, the Skin Care Business or the PT Business, including but not limited to, payment intangibles (including all “Payment Intangibles” as defined in Section 9-102(a)(61) of the Code), choses in action and causes of action and all licenses and permits, contract rights and all rights to receive payments and other rights under all Equipment and other leasing contracts, instruments and documents owned or used by the Grantor, and any goodwill relating thereto);

(g)           all other property owned by the Grantor or in which the Grantor has or hereafter acquires any interest that arises primarily out of, or is primarily related to, the Skin Care Business or the PT Business, wherever located, and of whatever kind or nature, tangible or intangible, including all Intellectual Property;

(h)           all insurance policies of any kind maintained in effect by the Grantor, now existing or hereafter acquired, under which and to the extent any of the property referred to in clauses (a) through (g) above is insured, including but not limited to, any proceeds payable to the Grantor pursuant to such policies attributable to such property referred to in (a)-(g) above;

(i)           all moneys, cash collateral, chattel paper (including all “Chattel Paper” as defined in Section 9-102(a)(11) of the Code), checks, notes, bills of exchange, documents of title, money orders, negotiable instruments, commercial paper, and other securities, letters of credit (including all “Letter-of-Credit Rights” as defined in Section 9-102(a)(51) of the Code), supporting obligations (including all “Supporting Obligations” as defined in Section 9-102(a)(77) of the Code), instruments (including all “Instruments” as define in Section 9-102(a)(47) of the Code), documents (including all “Documents” as defined in Section 9-102(a)(30) of the Code), deposit accounts (including all “Deposit Accounts” as defined in Section 9-102(a)(29) of the Code), deposits and credits from time to time whether or not in the possession of or under the control of the Collateral Agent, in each case that arise primarily out of, or are primarily related to, the Skin Care Business or the PT Business; and

(j)           any consideration received when all or any part of the property referred to in clauses (a) through (i) above is sold, transferred, exchanged, leased, collected or otherwise disposed of, or any value received as a consequence of possession thereof, including but not limited to, all products, proceeds (including all “Proceeds” as defined in Section 9-102(a)(64) of the Code), cash, negotiable instruments and other instruments for the payment of money, Chattel Paper, security agreements or other documents, insurance proceeds or proceeds of other proceeds now or hereafter owned by the Grantor or in which the Grantor has an interest.

The property set forth in clauses (a) through (j) of the preceding sentence, together with property of a similar nature that arise primarily out of, or are primarily related to, the Skin Care Business or the PT Business, is referred to herein as the “Collateral”.

Notwithstanding the foregoing, the security interest granted herein shall not extend to and the term “Collateral” shall not include any property, right or interest to the extent that the grant of a security interest therein would be contrary to applicable law.

Section 2.2           Perfection of Security Interests.

(a)           The Grantor hereby authorizes the Collateral Agent to file a financing statement or financing statements (collectively, the “Financing Statements”) describing the Collateral in any and all jurisdictions where, and with any and all governmental authorities with whom, the Collateral Agent reasonably deems such filing to be necessary or appropriate including, without limitation, the jurisdiction of the debtor’s location for purposes of the Code, the United States Patent and Trademark Office and the United States Copyright Office. The Grantor will reimburse the Collateral Agent for any and all costs, charges and expenses (including fees of counsel) incurred in connection with such filings. For purposes of this Section 2.2(a), the Financing Statements shall be deemed to include any amendment, modification, assignment, continuation statement or other similar instrument consistent with the rights granted to the Secured Party under the Transaction Documents.

(b)           The Grantor shall have possession of the Collateral, except as expressly otherwise provided in this Pledge Agreement or where the Collateral Agent chooses to perfect its security interest by possession in addition to the filing of a Financing Statement.  Where Collateral is in the possession of a third party, the Grantor will join with the Collateral Agent in notifying the third party of the Collateral Agent’s security interest therein and, upon the request of the Collateral Agent, use its commercially reasonable efforts to obtain an acknowledgement from the third party that it is holding the Collateral for the benefit of the Secured Party.

(c)           The Grantor shall cooperate with the Collateral Agent in obtaining control (including “Control” as contemplated by Section 9-312(b) of the Code) with respect to Collateral consisting of Deposit Accounts and Letter-of-Credit Rights.

(d)           The Grantor will not create any Chattel Paper that would constitute Collateral without a legend on such Chattel Paper reasonably acceptable to the Collateral Agent indicating that the Collateral Agent has a secured interest in such Chattel Paper.

(e)           The Grantor shall, upon the Grantor’s acquiring, or otherwise becoming entitled to the benefits of, any Copyright Collateral, Patent Collateral, Trademark Collateral (or associated goodwill) or other Intellectual Property or upon or prior to the Grantor’s filing, either directly or through any agent, licensee or other designee, of any application with any governmental authority for any Copyright Collateral, Patent Collateral, Trademark Collateral, or other Intellectual Property, in each case after the date hereof, execute and deliver such contracts, agreements and other instruments as the Collateral Agent may reasonably request, subject to any other applicable provision of this Pledge Agreement, to evidence, validate, perfect and establish the priority of the security interest granted by this Pledge Agreement except with respect to Permitted Liens in such and any related Intellectual Property.

(f)           The Grantor shall deliver and pledge to the Collateral Agent any and all certificates representing the Pledged Stock, accompanied by undated stock powers duly executed in blank.

(g)           The Grantor shall upon the acquisition after the date hereof by the Grantor of any Stock Collateral, promptly either (x) transfer and deliver to the Collateral Agent all such Stock Collateral (together with the certificates representing such Stock Collateral securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank) or (y) take such other action as the Collateral Agent shall deem reasonably necessary or appropriate to perfect, and establish the priority of, the security interest granted by this Pledge Agreement in such Stock Collateral.

Section 2.3           Intellectual Property.  For the purpose of enabling and to the extent necessary to enable the Collateral Agent to exercise its rights, remedies, powers and privileges under Article 5 at such time or times as the Collateral Agent shall be lawfully entitled to exercise such rights, remedies, powers and privileges, and for no other purpose, the Grantor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantor) to use, assign, license or sublicense any of the Intellectual Property of the Grantor, together with reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout of such items. This license shall be exercisable only after the occurrence and during the continuance of an Event of Default and shall terminate upon full and final payment, performance or other satisfaction of the Obligations.

Section 2.4           Special Provisions Relating to Stock Collateral.

(a)           So long as no Event of Default shall have occurred and be continuing, the Grantor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of any Transaction Document; provided, that the Grantor agrees that it will not vote the Stock Collateral in any manner that is inconsistent with the terms of any Transaction Document.

(b)           So long as no Event of Default shall have occurred and be continuing, the Grantor shall be entitled to receive and retain any dividends on the Stock Collateral paid in cash.

(c)           If any Event of Default shall have occurred and be continuing, and whether or not the Collateral Agent exercises any available right to declare any Obligation due and payable or seeks or pursues any other right, remedy, power or privilege available to it under applicable law or this Pledge Agreement, all dividends and other distributions on the Stock Collateral shall be paid directly to the Collateral Agent and retained by it in a segregated account as part of the Stock Collateral, subject to the terms of this Pledge Agreement, and if the Collateral Agent shall so request, the Grantor agrees to execute and deliver to the Collateral Agent appropriate additional dividend, distribution and other orders and instruments to that end; provided, that if such Event of Default is cured or waived in the manner as set forth in the Notes, any such dividend or distribution paid to the Collateral Agent prior to such cure or waiver shall, upon request of the Grantor (except to the extent applied to the Obligations), be returned by the Collateral Agent to the Grantor.

ARTICLE III
Representations and Warranties

Section 3.1           Representations and Warranties.  The Grantor represents and warrants as follows:

(a)           The Grantor has and shall have absolute, good and marketable title to all the Collateral, wherever and whenever acquired, free and clear of any lien, except for Permitted Liens, and the Grantor has not filed, nor is there, to Grantor’s knowledge, on record, a financing statement under the Code (or similar statement or instrument of registration under the law of any jurisdiction) covering any Collateral except as permitted by the Purchase Agreement and Permitted Liens.

(b)           Schedule 3.1(b) hereto lists, as to the Grantor, (i) the Grantor’s chief executive office and other place(s) of business, (ii) the Grantor’s legal organizational structure and its jurisdiction of incorporation, (iii) the address where records relating to the Collateral are maintained, (iv) any other location of any other Equipment and Goods (other than mobile Goods) included in the Collateral, (v) location of leased facilities and name of lessor/sublessor, (vi) any fictitious names used by the Grantor, and (vii) all deposit accounts of the Grantor together with the name of the bank where they are located, the account number and a contact person.

(c)           The Grantor has paid or will pay when due all taxes, fees, assessments and other charges now or hereafter imposed upon the Collateral except for any tax, fee, assessment or other charge the validity of which is being contested in good faith by appropriate proceedings and so long as the Grantor has set aside on its books adequate reserves with respect thereto.

(d)           As a result of the execution and delivery of this Pledge Agreement and upon the filing of any financing statements or other documents necessary to assure, preserve and perfect the security interest created hereby and to the extent a lien may be perfected by filing a financing statement, the Collateral Agent on behalf of the Secured Party shall have a valid, perfected, enforceable lien on, and a continuing security interest in, the Collateral.

(e)           Except as disclosed on Schedule 3.1(e), none of the Collateral is held by a third party in any location as assignee, trustee, bailee, consignee or in any similar capacity.

(f)           The Pledged Stock described in Section 2.1(e) hereof (i) is duly authorized, validly existing, fully paid and nonassessable, and none of such Pledged Stock is subject to any contractual restriction, or any restriction under the charter or by-laws of the respective issuer of such Pledged Stock, upon the transfer of such Pledged Stock; and (ii) constitutes all of the issued and outstanding shares of capital stock of any class of ProCyte and PTI and approximately 65% of the issued and outstanding shares of capital stock of any class of PTL (whether or not registered in the name of the Grantor), and Schedule 3.1(f) correctly identifies, as of the date hereof, the respective issuers of such Pledged Stock, the respective class or type of interest, of the shares comprising such Pledged Stock, the respective number of shares held, the percentage of the respective issuer’s total issued and outstanding capital stock, membership units or other ownership interests represented by such Pledged Stock, if such Pledged Stock is certificated, the number of the certificate, and the holder of such Pledged Stock.

(g)           The properties and assets of ProCyte include all material assets of the Grantor and its subsidiaries that are used primarily in, arise primarily out of, or are primarily related to, the Skin Care Business or are necessary for the conduct of the Skin Care Business as currently conducted, including, without limitation, customer lists and other customer-related information, intellectual property rights, rights to royalties, and other intangible rights (collectively, the “ProCyte Assets”).

(h)           The properties and assets of PTI and PTL, taken together, include all material assets of the Grantor and its subsidiaries that are used primarily in, arise primarily out of, or are primarily related to, the PT Business or are necessary for the conduct of the PT Business as currently conducted, including, without limitation, customer lists and other customer-related information, intellectual property rights, rights to royalties, and other intangible rights (collectively, the “PT Assets”).

Section 3.2          Survival. All representations, warranties and agreements of the Grantor contained in this Pledge Agreement shall survive the execution, delivery and performance of this Pledge Agreement until the termination of this Pledge Agreement pursuant to Section 6.5 hereof.

ARTICLE IV
Covenants

Section 4.1           Covenants. The Grantor hereby covenants and agrees with the Collateral Agent that so long as this Pledge Agreement shall remain in effect or any Obligations shall remain unpaid or unperformed:

(a)           The Grantor shall promptly give written notice to the Collateral Agent of any levy or attachment, execution or other process against any of the Collateral;

(b)           At the Grantor’s own cost and expense, the Grantor shall take any and all actions reasonably necessary or desirable to defend the Collateral against the claims and demands of all persons other than the Collateral Agent, and to defend the security interest of the Collateral Agent in the Collateral and the priority thereof against any Lien of any nature, except in each case for Permitted Liens.

(c)           The Grantor shall keep all tangible Collateral properly insured and in good order and repair (normal wear and tear excepted) and immediately notify the Collateral Agent in writing of any event causing any material loss, damage or depreciation in value of the Collateral in the aggregate and of the extent of such loss, damage or depreciation.

(d)           The Grantor shall mark any Collateral that is Chattel Paper with a legend showing the Collateral Agent’s Lien and security interest therein.

(e)           The Grantor shall:

(i)           furnish to the Collateral Agent from time to time (but, unless an Event of Default shall have occurred and be continuing, no more frequently than quarterly) statements and schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark Collateral and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral, as the Collateral Agent may reasonably request, all in reasonable detail;

(ii)          prior to filing, either directly or through an agent, licensee or other designee, any application for any Copyright, Patent or Trademark, furnish to the Collateral Agent prompt written notice of such proposed filing; and

(iii)         promptly give written notice to the Collateral Agent of any other change in the intellectual property rights material to its businesses.

(f)           The Grantor shall to the extent consistent with its past practice:

(i)           (either itself or through licensees) for any Trademark Collateral material to the conduct of its business, (A) to the extent consistent with good business judgment, continue to use such Trademark on each and every trademark class of Goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force and effect free from any claim of abandonment for nonuse, (B) maintain as in the past the quality of products and services offered under such Trademark, (C) employ such Trademark with the appropriate notice of registration and (D) not (and not permit any licensee or sublicensee to) do any act or knowingly omit to do any act whereby any Trademark material to the conduct of the Skin  Care Business or the PT Business may become invalidated;

(ii)            except to the extent consistent with good business judgment, (either itself or through licensees) not do any act or knowingly omit to do any act whereby any Patent Collateral material to the conduct of the Skin Care Business or the PT Business may become abandoned or dedicated;

(iii)           notify the Collateral Agent in writing immediately if it knows or has reason to know that any Intellectual Property material to the conduct of the Skin Care Business or the PT Business may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding before any governmental authority) regarding the Grantor’s ownership of any Intellectual Property material to its business, its right to copyright, patent or register the same (as the case may be), or its right to keep, use and maintain the same;

(iv)           take all necessary steps that are consistent with good business practices in any proceeding before any appropriate governmental authority to maintain and pursue each application relating to any Intellectual Property material to the conduct of the Skin Care Business or the PT Business (and to obtain the relevant registrations) and to maintain each registration material to the conduct of its business, including payment of maintenance fees, filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings;

(v)           in the event that any Intellectual Property material to the conduct of the Skin Care Business or the PT Business is infringed, misappropriated or diluted by a third party, the Grantor shall notify the Collateral Agent in writing within 10 days after it learns of such event and shall, if consistent with good business practice, promptly sue for infringement, misappropriation or dilution, seek temporary restraints and preliminary injunctive relief to the extent practicable, seek to recover any and all damages for such infringement, misappropriation or dilution and take such other actions as are appropriate under the circumstances to protect such Collateral;

(vi)           shall, through counsel acceptable to the Collateral Agent, prosecute diligently any application for any Intellectual Property pending as of the date of this Pledge Agreement or thereafter made until the termination of this Pledge Agreement and preserve and maintain all rights in applications for any Intellectual Property material to the Skin Care Business or the PT Business; provided, however, that the Grantor shall have no obligation to make any such application if making such application would be unnecessary or imprudent in the good faith business judgment of the Grantor. Any expenses incurred in connection with such an application shall be borne by the Grantor. Except to the extent consistent with good business judgment, the Grantor shall not abandon any right to file an application for any Intellectual Property or any pending application in the United States of America without the consent of the Collateral Agent, which consent shall not be unreasonably withheld; and

(vii)           after the occurrence and through the continuance of an Event of Default, the Collateral Agent shall have the right but shall in no way be obligated to bring suit in its own name to enforce the Copyright Collateral, Patent Collateral and Trademark Collateral and any license under such Intellectual Property, in which event the Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute and deliver any and all proper documents required by the Collateral Agent in aid of such enforcement action.

(g)           The Grantor shall cause the Stock Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of each of ProCyte and PTI and 65% of the total number of shares of each class of capital stock of PTL then outstanding and shall not permit any of ProCyte, PTI or PTL to issue any shares of capital stock, membership units or other ownership interests other than to the Grantor. The Grantor shall cause all such shares, units or interests to be duly authorized, validly issued, fully paid and nonassessable and to be free of any contractual restriction or any restriction under the charter, bylaws, operating agreement or other similar organizational documents of the respective issuer of such Stock Collateral, upon the transfer of such Stock Collateral (except for any such restriction contained in the Transaction Documents).

(h)           The Grantor shall not:

(i)           change its name or use any fictitious or trade name, other than in accordance with Section 6.1 hereof;

(ii)          change its jurisdiction of incorporation, other than in accordance with Section 6.1 hereof;

(iii)         change the location of its chief executive office, other than in accordance with Section 6.1 hereof;

(iv)         permit any of the Collateral (other than Collateral that constitutes Goods that are mobile and that are of a type normally used in more than one jurisdiction or otherwise in the ordinary course of business (including, without limitation, sales and shipments of Inventory in the ordinary course of business)) to be removed from or located in any place not identified as the location of such Collateral to the Collateral Agent, as the case may be, except after written notice to the Collateral Agent and compliance with such procedures as the Collateral Agent reasonably may impose to prevent any interruptions or discontinuity in the security interest granted pursuant to this Pledge Agreement;

(v)          voluntarily grant, incur or allow to exist any lien or security interest on or in any of the Collateral which lien or security interest shall be equal or superior in priority to the security interests granted in this Pledge Agreement, except for Permitted Liens to the extent such Permitted Liens by their express terms or applicable law have priority equal or greater than the security interests granted pursuant to this Pledge Agreement; or

(i)           cause or permit the sale, distribution or other transfer by ProCyte of any material ProCyte Assets or by either PTI or PTL of any material PT Assets.

ARTICLE V
Remedial Matters

Section 5.1           Event of Default.  An “Event of Default” shall exist hereunder if an event of default shall occur under the Notes.

Section 5.2           Powers of Attorney.

(a)           The Grantor hereby irrevocably appoints the Collateral Agent (and any officer or agent of the Collateral Agent) as its true and lawful attorney-in-fact, with power of substitution for and in the name of the Collateral Agent or otherwise, for the use and benefit of the Collateral Agent, effective upon the occurrence and during the continuance of an Event of Default:

(i)           to receive, endorse the name of the Grantor upon and deliver any notes, acceptances, checks, drafts, money orders or other evidences of payment that may come into the possession of the Collateral Agent with respect to the Collateral;

(ii)          to demand, collect and receive payment in respect of the Collateral and to apply any such payments directly to the payment of the Obligations in accordance with Section 5.5 hereof;

(iii)         to receive and give discharges and releases of all or any of the Collateral;

(iv)         to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction, to collect or otherwise realize on all or any part of the Collateral or to enforce any rights in respect thereof;

(v)          to sign the name of the Grantor on any invoice or bill of lading relating to any of the Collateral;

(vi)         to send verification of any Accounts to any obligors (such obligors being hereinafter referred to as the “Account Debtors”) or customer;

(vii)        to notify any Account Debtor or other obligor of the Grantor with respect to any Collateral to make payment to the Collateral Agent;

(viii)       to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating or pertaining to all or any of the Collateral;

(ix)         to take any action for purposes of carrying out of the terms of this Pledge Agreement;

(x)          to enforce all of the Grantor’s rights and powers under and pursuant to any and all agreements with respect to the Collateral; and

(xi)          generally, to sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out this Pledge Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby; and, provided further, that Collateral Agent shall in all cases act in material compliance with all applicable laws.  It is understood and agreed that the power of attorney granted to the Collateral Agent for the purposes set forth above in this Section 5.2 is coupled with an interest and is irrevocable, and the Grantor hereby ratifies all actions taken by its attorney-in-fact by virtue hereof. The provisions of this Section 5.2 shall in no event relieve the Grantor of any of its obligations hereunder or under any of the other Transaction Documents with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent of any other or further right which it may have on the date of this Pledge Agreement or hereafter, whether hereunder, under any of the other Transaction Documents, by law or otherwise.

(b)           Beyond the duty of the Collateral Agent to exercise reasonable care in the custody of any Collateral in its possession, the Collateral Agent shall not, under any circumstance or in any event whatsoever, have any liability for any part of the Collateral, nor shall the Collateral Agent have any liability for any error or omission or delivery of any kind incurred in the good faith settlement, collection or payment of any of the Collateral or any monies received in payment therefor or for any damages resulting therefrom, nor shall this Pledge Agreement impose upon the Collateral Agent any obligation to perform any obligation with respect to the Collateral. The costs of collection, notification and enforcement, including but not limited to, reasonable attorneys’ fees and reasonable out-of-pocket expenses, shall be borne solely by the Grantor whether the same are incurred by the Grantor or the Collateral Agent. The Grantor agrees to indemnify, defend and hold the Collateral Agent harmless from and against any and all other claims, demands, losses, judgments and liabilities (including, but not limited to, liabilities for penalties) of any nature, and to reimburse the Collateral Agent for all reasonable costs and expenses, including but not limited to reasonable attorneys’ fees and expenses, arising from this Pledge Agreement or the exercise of any right or remedy granted to the Collateral Agent hereunder other than those incurred solely as a result of the gross negligence and willful misconduct of the Collateral Agent.

Section 5.3           Collections.  Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may, in its sole discretion, in its name or in the name of the Grantor, or otherwise, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to any of the Collateral, but shall be under no obligation to do so, or (b) extend the time of payment, arrange for payment in installments, or otherwise modify the term of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, the Grantor, other than to discharge the Grantor in so doing with respect to liabilities of the Grantor to the extent that the liabilities are paid or repaid. After the occurrence and during the continuance of an Event of Default, any money, checks, notes, bills, drafts, or commercial paper received by the Grantor and included in the Collateral shall be held in trust for the Collateral Agent on behalf of the Secured Party and any other secured creditors having rights thereto senior to the Secured Party and shall be promptly turned over to the Collateral Agent or any other secured creditors having rights thereto senior to the Secured Party as its interest shall appear. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may make such payments and take such actions as the Collateral Agent, in its sole discretion, deems necessary to protect its security interest in the Collateral or the value thereof, and the Collateral Agent is hereby unconditionally and irrevocably authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest or compromise any liens which in the judgment of the Collateral Agent appear to be equal to, prior to or superior to its security interest in the Collateral and any liens not expressly permitted by this Pledge Agreement.

Section 5.4           Possession; Sale of Collateral.

(a)           Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may, subject to the rights of any other secured creditors having rights senior to those of the Secured Party: (i) require the Grantor to assemble the tangible assets that comprise part of the Collateral and make them available to the Collateral Agent at any place or places reasonably designated by the Collateral Agent; (ii) to the extent permitted by applicable law, with or without notice or demand for performance and without liability for trespass, enter any premises where the Collateral may be located and peaceably take possession of the same, and may demand and receive such possession from any person who has possession thereof, and may take such measures as it may deem necessary or proper for the care or protection thereof (including, but not limited to, the right to remove all or any portion of the Collateral); and (iii) with or without taking such possession may sell or cause to be sold, in one or more sales or parcels, for cash, on credit or for future delivery, without assumption of any credit risk, all or any portion of the Collateral, at public or private sale or at any broker’s board or any securities exchange, without demand of performance or notice of intention to sell or of time or place of sale, except 10 Business Days’ written notice to the Grantor of the time and place of such sale or sales (and such other notices as may be required by applicable statute, if any, and which cannot be waived), which the Grantor hereby expressly acknowledges is commercially reasonable. In the event of any sale, license or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Grantor shall supply to the Collateral Agent or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. The Collateral Agent shall have no obligation to clean-up or otherwise prepare any Collateral for sale. The Collateral may be sold or disposed of for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Grantor, and the Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that the Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. The Collateral Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any disposition of the Collateral. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof. The Collateral Agent shall not incur any liability for the failure to collect or realize upon any or all of the Collateral or for any delay in doing so and, in case of any such failure, shall not be under any obligation to take any action with respect thereto; provided, such Collateral may be sold again upon like notice. If any Collateral is sold upon credit, the Grantor will be credited only with payments actually made by the purchaser, received by the Collateral Agent and applied to the Obligations in accordance with Section 5.5 In the event the purchasers fail to pay for the Collateral, the Collateral Agent may resell the Collateral. At any public sale made pursuant to this Section 4.4, the Collateral Agent may bid for or purchase, free from any right of redemption, stay or appraisal and all rights of marshalling, the Collateral and any other security for the Obligations or otherwise on the part of the Grantor (all said rights being also hereby waived and released by the Grantor to the fullest extent permitted by law) or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Secured Party from the Grantor as a credit against the purchase price, and the Collateral Agent may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement, and the Grantor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement, all Events of Default shall have been remedied and any obligations to the Secured Party shall have been paid in full. As an alternative to exercising the power of sale herein conferred upon them, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Pledge Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. In any such action, the Collateral Agent shall be entitled to the appointment of a receiver without notice, to peaceably take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver. Notwithstanding the foregoing, if an Event of Default shall occur and be continuing, the Collateral Agent shall be entitled to apply, without notice to the Grantor, any cash or cash items constituting Collateral in its possession to payment of the Obligations in accordance with the provisions of Section 5.5 hereof.

(b)           If an Event of Default shall occur and be continuing, the Collateral Agent shall, in addition to exercising any and all rights and remedies afforded to it hereunder, have all the rights and remedies of a secured party under all applicable provisions of law, including but not limited to, the Code.

(c)           The Grantor agrees that notwithstanding anything to the contrary contained in this Pledge Agreement, the Grantor shall remain liable under each contract or other agreement giving rise to Accounts and General Intangibles and all other contracts or agreements constituting part of the Collateral and the Collateral Agent shall not have any obligation or liability in respect thereof.

(d)           After the occurrence and during the continuance of an Event of Default, upon the Collateral Agent’s request, but subject to the rights of any other secured creditors having rights senior to those of the Secured Party, the Grantor shall deliver to the Collateral Agent all original and other Documents evidencing and relating to the sale and delivery of Inventory or Accounts, including but not limited to, all original orders, invoices and shipping receipts. After the occurrence and during the continuance of an Event of Default, the Grantor shall also furnish to the Collateral Agent, promptly upon the request of the Collateral Agent, such reports, reconciliations and aging balances regarding Accounts as the Collateral Agent may request from time to time.

Section 5.5           Application of Proceeds. Unless the Collateral Agent otherwise directs, the proceeds of any sale of Collateral pursuant to this Pledge Agreement or otherwise, as well as any Collateral consisting of cash, shall be applied after receipt by the Collateral Agent as follows, subject to the rights of any other secured creditor having rights senior to those of the Secured Party:

First, to the payment of all reasonable costs, fees and expenses of the Collateral Agent and its agents, representatives and attorneys incurred in connection with such sale or with the retaking, holding, handling, preparing for sale (or other disposition) of the Collateral or otherwise in connection with the Notes, this Pledge Agreement or any of the Obligations, including but not limited to, the reasonable fees and expenses of the Collateral Agent’s agents and attorneys’ and court costs (whether at trial, appellate or administrative levels), if any, incurred by the Collateral Agent in so doing;

Second, to the payment of the outstanding principal balance and accrued interest and fees on the Obligations in such order as the Collateral Agent may determine;

Third, to pay all other amounts payable by the Grantor under the Notes and any other Obligations; and

Fourth, to the Grantor or to such other person as a court may direct.

Section 5.6           Authority of Collateral Agent.  The Collateral Agent shall have and be entitled to exercise all such powers hereunder as are specifically delegated to the Collateral Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Collateral Agent may execute any of its duties hereunder by or through its agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its duties hereunder.

Section 5.7           Certain Waivers; the Grantor Not Discharged.  The Grantor expressly and irrevocably waives (to the extent permitted by applicable law) presentment, demand of payment and protest of nonpayment in respect of its Obligations under this Pledge Agreement.

Section 5.8           Transfer of Security Interest.  The Collateral Agent may transfer to any other person all or any part of the liens and security interests granted hereby, and all or any part of the Collateral which may be in the Collateral Agent’s possession after the occurrence and during the continuance of an Event of Default or to a successor Collateral Agent at any time. Upon such transfer, the transferee shall be vested with all the rights and powers of the Collateral Agent hereunder with respect to such of the Collateral as is so transferred, but, with respect to any of the Collateral not so transferred, the Collateral Agent shall retain all of its rights and powers (whether given to it in this Pledge Agreement, or otherwise). The Collateral Agent may, at any time, assign its rights as the Collateral Agent hereunder to any person, in the Collateral Agent’s discretion, and upon notice to the Grantor, but without any requirement for consent or approval by or from the Grantor, and any such assignment shall be valid and binding upon the Grantor, as fully as it had expressly approved the same.

ARTICLE VI
Miscellaneous

Section 6.1           Further Assurances. The Grantor agrees, at its expense, to do such further things, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request for the better assuming and preserving of the security interests and the rights and remedies created hereby, including but not limited to, the execution and delivery of such additional conveyances, assignments, agreements and instruments, the payment of any fees and taxes required in connection with the execution and delivery of this Pledge Agreement, the granting of the security interests created hereby and the execution, filing and recordation of any financing statements (including fixture filings) or other documents as the Collateral Agent may deem reasonably necessary for the perfection of the security interests granted hereunder. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other Instrument, such note or Instrument shall be immediately pledged and delivered to the Collateral Agent, duly endorsed in a manner reasonably satisfactory to the Collateral Agent, subject to the rights of any other secured creditors having rights senior to the Collateral Agent. If at any time the Grantor shall take and perfect a security interest in any property to secure payment and performance of an Account included in the Collateral, the Grantor, upon the request of the Collateral Agent, shall promptly assign such security interest to the Collateral Agent, subject to the rights of any other secured creditors having rights senior to the Secured Party. The Grantor agrees to notify the Collateral Agent in writing at least 30 days prior to any change (a) in its corporate name, (b) in its jurisdiction of incorporation or organization, (c) in the location of its chief executive office, (d) in its chief place of business, or (e) in the office or offices where it keeps its records relating to the Collateral. The Grantor agrees that, after the occurrence and during the continuance of an Event of Default, it shall upon request of the Collateral Agent, take any and all actions, to the extent permitted by applicable law, at its own expense, to obtain the approval of any Governmental Entity for any action or transaction contemplated by this Pledge Agreement which is then required by law, and specifically, without limitation, upon request of the Collateral Agent, to prepare, sign and file with any Governmental Entity the Grantor’s portion of any application or applications for consent to the assignment of licenses held by the Grantor, or for consent to the possession and sale of any of the Collateral by or on behalf of the Collateral Agent or the Secured Party. The Grantor further agrees that it shall at all times, at its own expense and cost, keep accurate and complete records with respect to the Collateral, including but not limited to, a record of all payments and proceeds received in connection therewith or as a result of the sale thereof and of all credits granted, and agrees that the Collateral Agent or its representatives shall have the right at any reasonable time and from time to time to call at the Grantor’s place or places of business to inspect the Collateral and to examine or cause to be examined all of the books, records, journals and other data relating to the Collateral and to make extracts therefrom or copies thereof as are reasonably requested.

Section 6.2           Effectiveness.  This Pledge Agreement shall take effect immediately upon execution by the Grantor.

Section 6.3           Indemnity; Reimbursement of the Collateral Agent; Deficiency.  In connection with the Collateral, this Pledge Agreement and the administration and enforcement or exercise of any right or remedy granted to the Collateral Agent hereunder, the Grantor agrees, subject to the limitations set forth hereafter (a) to indemnify, defend and hold harmless the Collateral Agent from and against any and all claims, demands, losses, judgments and liabilities (including but not limited to, liabilities for penalties) of whatever nature, relating thereto or resulting therefrom, and (b) to reimburse the Collateral Agent for all reasonable costs and expenses, including but not limited to, the reasonable fees and disbursements of attorneys, relating thereto or resulting therefrom. The foregoing indemnity agreement includes all reasonable costs incurred by the Collateral Agent in connection with any litigation relating to the Collateral whether or not the Collateral Agent shall be a party to such litigation, including but not limited to, the reasonable fees and disbursements of attorneys for the Collateral Agent, and any out-of-pocket costs incurred by the Collateral Agent in appearing as a witness or in otherwise complying with legal process served upon them. The obligations in this Section 6.3 do not apply to any claims for indemnity, defense, or reimbursement that arise from the gross negligence or willful misconduct of the Collateral Agent. In no event shall the Collateral Agent be liable, in the absence of gross negligence or willful misconduct on its part or Collateral Agent’s breach of its obligations hereunder, for any matter or thing in connection with this Pledge Agreement other than to account for moneys actually received by it in accordance with the terms hereof and the Grantor hereby releases the Collateral Agent from any and all claims, causes of action and demands at any time arising out of or with respect to this Pledge Agreement or the Collateral except for Collateral Agent’s breach of its obligations hereunder. All indemnities contained in this Section 6.3 and elsewhere in this Pledge Agreement shall survive the expiration or earlier termination of this Pledge Agreement. After application of the proceeds by the Collateral Agent pursuant to Section 5.5 hereof, the Grantor shall remain liable to the Collateral Agent for any deficiency.

Section 6.4           Continuing Lien.  It is the intent of the parties hereto that (a) this Pledge Agreement shall constitute a continuing agreement as to any and all future, as well as existing transactions, between the Grantor and the Collateral Agent under or in connection with the Notes or otherwise relating to any other Obligation, and (b) the security interest provided for herein shall attach to after-acquired as well as existing Collateral.

Section 6.5           Termination.  Upon payment, performance or other satisfaction in full of the Notes and all other Obligations and all other amounts due in connection therewith and termination of all commitments relating thereto, the Collateral Agent shall reassign, redeliver and release (or cause to be so reassigned, redelivered and released), without recourse upon or warranty by the Collateral Agent, and at the sole expense of the Grantor, to the Grantor, against receipt therefor, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Collateral Agent pursuant to the terms hereof and not theretofore reassigned, redelivered and released to the Grantor, together with appropriate instruments of reassignment and release.

Section 6.6           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (Eastern time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (Eastern time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The addresses for such communications are:

If to the Grantor:	PhotoMedex, Inc.
147 Keystone Drive,
Montgomery, PA 18936
Attention: President and Chief Executive Officer
Facsimile: (215) 619-3209

with a copy to:	Morgan Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
Attention: Stephen M. Goodman
Facsimile: (215) 963-5001

If to Collateral Agent	Perseus Partners VII, L.P.
and Secured Party:	c/o Perseus, L.L.C.
2099 Pennsylvania Ave., N.W., Suite 900
Washington, D.C. 20006-1813
Attention: Teresa Y. Bernstein
Facsimile: (202) 463-6215

and to

Perseus Partners VII, L.P.
c/o Perseus L.L.C.
1325 Avenue of the Americas, 25th Floor
New York, NY 10019
Attention: John M. Glazer
Facsimile: (212) 651-6399

with a copy to:	Covington & Burling LLP
The New York Times Building
620 Eighth Avenue
New York, NY 10018
Attention: Andrew W. Ment
Facsimile: (646) 441-9012

Section 6.7           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.  The Grantor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Collateral Agent.  The Secured Party may assign its rights under this Agreement to any Person to whom it assigns or transfers all or any portion of the Notes.

Section 6.8           APPLICABLE LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE. THE GRANTOR, THE SECURED PARTY AND THE COLLATERAL AGENT HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY PURCHASER HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE GRANTOR, THE SECURED PARTY OR THE COLLATERAL AGENT, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE GRANTOR, THE SECURED PARTY AND THE COLLATERAL AGENT HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

Section 6.9           Amendments; Waivers.  No provision of this Pledge Agreement may be waived or amended except in a written instrument signed by the Grantor, the Secured Party and the Collateral Agent.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.  The rights and remedies of the Collateral Agent hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have.  No notice to or demand on the Grantor in any case shall entitle the Grantor to any other or further notice or demand in similar or other circumstances.

Section 6.10         Severability. If any provision of this Pledge Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Pledge Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Pledge Agreement.

Section 6.11         Counterparts.  This Pledge Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

Section 6.12          Headings.  The headings of this Pledge Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

[Signature Page Follows]

In Witness Whereof, the Grantor has caused this Pledge Agreement to be duly executed as of the date first above written.

PhotoMedex, Inc.

By:	/s/ Dennis McGrath
Name: Dennis McGrath
Title: Chief Financial Officer

Acknowledged by Secured Party and Collateral Agent:

Perseus Partners VII, L.P., individually and in its capacity as Collateral Agent,

By:	Perseus Partners VII GP, L.P.,
its general partner

By:	Perseus Partners VII GP, L.L.C.,
its general partner

By:	/s/ Teresa Y. Bernstein
Name: Teresa Y. Bernstein
Title: Secretary

Schedule 3.1(b)
to Pledge Agreement

Perfection Information

Schedule 3.1(e)
to Pledge Agreement

Collateral Held by Third Parties

Schedule 3.1(f)
to Pledge Agreement

Pledged Stock